Exhibit 99


For Immediate Release                   Contact: Rick DeLisi
November March 1, 2001                  Director, Corporate Communications
Page 1 of 1                             (703) 650-6019

   Atlantic Coast Airlines Holdings, Inc. Chief Financial
                           Officer
     to Present at Raymond James Institutional Investors
                         Conference

Dulles, VA, (March 1, 2001) - Atlantic Coast Airlines Holdings, Inc. (Atlantic Coast) (NASDAQ/NM: ACAI) Chief
Financial Officer Richard Surratt will make a presentation to investors and financial analysts during the Raymond James & Associates 2001 Institutional Investors Conference being held in Orlando, FL. The presentation is scheduled to take place Monday March 5, 2001, at approximately 11:10am.

A  live webcast of the conference is being presented by  the
sponsors.  It  is  accessible  through  the  following   web
address:

http://webevents.broadcast.com/raymondjames/030501

It is necessary to register at least 15 minutes prior to the event in order to access the webcast. It will also be available for replay for at least one week following the conference.

The accompanying Atlantic Coast slide presentation will also be available, through the "For Investors" section of the company's own website:

www.atlanticcoast.com

Atlantic Coast operates as United Express in the Eastern and Midwestern United States, and as Delta Connection in the Eastern U.S. The company has a fleet of 106 aircraft and offers approximately 650 daily departures, serving 51 destinations in 24 states.

Atlantic Coast employs over 3,200 aviation professionals. The common stock of Atlantic Coast Airlines Holdings, Inc. is traded on the Nasdaq National Market under the symbol ACAI. For more information about Atlantic Coast, visit our website at www.atlanticcoast.com.

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